Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

COMPANY CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Verigy Promotes Jorge Titinger to President and COO

CUPERTINO, Calif. – June 21, 2010 – Verigy (NASDAQ: VRGY), a leading semiconductor test company, today announced the promotion of Chief Operating Officer, Jorge Titinger, to president and COO, effective July 1. Titinger will report to Keith Barnes, chairman and chief executive officer, who has held the position of CEO and president since joining the company in 2006.

Since joining Verigy in 2008 as COO and a member of the senior management team, Titinger has been instrumental in managing several departments and product divisions of the company through the most severe downturn in the semiconductor industry’s history and helping to guide Verigy back to profitability. With his newly added role as president, he will be responsible for business activities involving product generation, customer engagement and operational delivery of Verigy’s testing solutions, from R&D and manufacturing through sales, post-sales service and applications support.

“As COO, Jorge has distinguished himself through efficient management of Verigy’s day-to-day operations, including global manufacturing and the company’s two largest product groups, SOC and memory test platforms,” said Barnes. “Our SOC and memory test platforms have very similar economic characteristics, and by unifying these product-focused activities under the direction of Jorge, we are well positioned to optimize our resources and the cost efficiencies of our business model to provide the solutions that our customers need.”

As chairman and CEO, Barnes will continue to focus on long-term, corporate development issues including Verigy’s future direction, strategic partnerships, market development, board coordination, and shareholder and customer relations.

“In my expanded role, I look forward to leading our company in the development and execution of strategies that will take Verigy to the next level of achievement in support of our customers’ requirements,” said Titinger. “Working together with Keith and the entire Verigy team, we will continue striving to improve our company’s customer engagements, product development programs and operational excellence.”

Prior to joining Verigy, Titinger was senior vice president of product business groups at FormFactor, Inc., a manufacturer of advanced wafer-probing cards. Before that, he held several executive leadership positions at KLA-Tencor Corp., a supplier of process-control and yield-management solutions for semiconductor and related microelectronics industries. At KLA-Tencor, his roles included executive vice president of global operations and chief manufacturing officer, chief administrative officer, senior vice president and general manager of global support services and field operations group. Titinger also worked for five years in executive positions at Applied Materials, Inc., a supplier of semiconductor-manufacturing equipment.

Titinger earned his B.S. and M.S. degrees in electrical engineering and his M.S. in engineering management from Stanford University.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SOC) test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements about Verigy’s return to profitability, optimization of our resources and the cost efficiencies of our business model. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important risks and uncertainties that may cause results to differ materially from those in the forward-looking statements are discussed in our most recent SEC filings. These forward-looking statements are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

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